Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-237934) of Navios Maritime Partners L.P. and in the related Prospectus of our report dated April 12, 2022, with respect to the consolidated financial statements of Navios Maritime Containers Sub L.P., included as an Exhibit 15.5 in this Annual Report (Form 20-F) for the year ended December 31, 2021.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

April 12, 2022